                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 12, 1996
                                                          ----------------------


                                INNOVO GROUP INC.
- --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



        Delaware                          0-18926              11-2928178
- --------------------------------------------------------------------------------
 (State or other jurisdiction           (Commission           (IRS Employer
    of Incorporation                    File Number)         Identification No.)


    27 North Main Street, Springfield, Tennessee               37172
  -------------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code:        (615) 384-0100
                                                      --------------------------


                                 Not Applicable
                ------------------------------------------------
          (Former name or former address, if changed since last report)

                                    Contents
                                    --------



                                                               Page
                                                               ----



Item 2:  Acquisition or Disposition of Assets.  .  .  .  .  .  . 3



Item 7:  Financial Statements and Exhibits.  .  .  .  .  .  .  . 3



Signatures.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . . 5



Index to Financial Statements.  .  .  .  .  .  .  .  .  .  .  .F-1

Item 2.  Acquisition or Disposition of Assets.



                  On April 12, 1996, Innovo Group Inc. ("the Company") acquired 100% of the outstanding common stock of Thimble Square, Inc. ("Thimble Square") for an aggregate of $1.1 million, paid by the issuance of shares of the restricted common stock of the Company. In a concurrent transaction, Thimble Square acquired from its stockholders a plant it had previously leased from them in exchange for (a) $300,000 paid by the issuance of shares of the restricted common stock of Innovo Group, and (b) the issuance by Thimble Square of $200,000 of unsecured notes payable due, without interest, on August 31, 1996 (with certain prepayments required in the event of certain refinancings or asset sales by Thimble Square). The Company also issued 95,686 shares in payment of a finder's fee related to the acquisition. The purchase price is subject to downward adjustment based on the results of certain appraisals of Thimble Square's plant and equipment, which are expected to by completed by July 15, 1996.

                  A total of 2,843,784 shares of the Company's common stock were issued to effect the acquisition. However, at the time of the acquisition Thimble Square owned 1,080,000 shares of the Company's common stock as a result of the January, 1996 manufacturing agreement between the companies (see Note 5 of Notes to Condensed Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended February 29,
1996). As a result of the acquisition, Innovo Group reacquired, and retired, those shares, and the net increase in the number of shares of Innovo Group common stock outstanding was 1,763,784 shares.

                  Thimble Square manufactures and markets ladies' ready-to-wear at home, sleep and lounge wear from plants in Pembroke and Baxley, Georgia. Its products are sold to mail order companies, retailers and through mail order distribution. Thimble Square also provides "sew-only" manufacturing for other distributors of private-label sleep and lounge wear; in those instances, the customer provides the raw materials, and Thimble Square manufactures the products to the distributor's specifications. Thimble Square's sales for its fiscal year ended December 31, 1995 were approximately $3 million.


Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements for Business Acquired.

         The index to financial statements appears at page F-1.

         (b)  Pro forma financial information

         The index to financial statements appears at page F-1.

         (c)  Exhibits.

         The following exhibits are filed herewith:


Exhibit
Number                                Description
- ------              ------------------------------------------------------


  10.1              Merger  Agreement  dated April 12, 1996 by and among  Innovo
                     Group Inc. and TS Acquisition, Inc. and Thimble Square, Inc. and the Stock- holders of Thimble Square, Inc.*

  10.2              Property  Acquisition  Agreement dated April 12, 1996 by and among Innovo Group Inc., TS Acquisition, Inc. and Philip Schwartz and Lee Schwartz*

   21               Subsidiaries of the registrant*


* - filed with the initial report on Form 8-K filed on April 29, 1996.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             INNOVO GROUP INC.
                                             (Registrant)



Date:  July 3, 1996                          By /s/ Patricia Anderson-Lasko
                                                ---------------------------
                                                Patricia Anderson-Lasko
                                                Chairman/President/CEO

                          INDEX TO FINANCIAL STATEMENTS
                                INNOVO GROUP INC.
                                    Form 8-K



Thimble Square, Inc.
- --------------------

Report of Independent Certified Public Accountants......................... F-2

Combined Balance Sheets.................................................... F-3

Combined Statements of Operations.......................................... F-4

Combined Statements of Stockholders' Equity................................ F-5

Combined Statements of Cash Flows.......................................... F-6

Notes to Combined Financial Statements..................................... F-7


Innovo Group Inc. Pro Forma Condensed Consolidated Financial Statements
- -----------------------------------------------------------------------
(Unaudited)
- -----------

Introduction ..............................................................F-16

Pro Forma Condensed Consolidated Balance Sheet as of February 29, 1996.....F-17

Pro Forma Condensed Consolidated Statements of Operations
         For the year ended October 31, 1995...............................F-18
         For the three months ended February 29, 1996......................F-19

Notes to Pro Forma Condensed Consolidated Financial Statements.............F-20

               Report of Independent Certified Public Accountants




Board of Directors
Innovo Group Inc.


         We have audited the  accompanying  combined  balance  sheets of Thimble
Square, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Thimble Square, Inc. as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                    /s/ BDO Seidman, LLP
                                                    BDO SEIDMAN, LLP




Atlanta, Georgia
June 20, 1996

                              Thimble Square, Inc.
                             Combined Balance Sheets
                             -----------------------
                         (000's, except for share data)


                                                           December 31,
                                                           ------------
                                                      1995             1994
                                                      ----             ----

ASSETS
- ------
CURRENT:
  Cash and cash equivalents                        $     6          $    18
  Accounts receivable                                   12              173
  Inventories (Note 3)                                 253              349
  Due from stockholders (Note 4)                        39               47
  Other                                                 12                -
                                                    ------           ------
  Total current assets                                 322              587

PROPERTY AND EQUIPMENT, net (Note 3)                   529              575
                                                    ------           ------

                                                   $   851          $ 1,162
                                                    ======           ======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable (Note 2)                               118              105
  Current maturities of long-term debt
    and capital lease obligation (Note 3)               62               51
  Accounts payable                                     207              353
  Accrued expenses                                      99              106
                                                    ------           ------
  Total current liabilities                            486              615

LONG-TERM DEBT AND CAPITAL LEASE
 OBLIGATION, less current maturities (Note 3)          562              624

DUE TO STOCKHOLDER                                      64               55
                                                    ------           ------
         TOTAL LIABILITIES                           1,112            1,294
                                                    ------           ------

STOCKHOLDERS' EQUITY (Note 4)
  Common stock, $100 par - shares
    authorized 10,000, issued and
    outstanding 866                                     86               86
  Additional paid-in capital                           124              114
  Retained earnings                                   (471)            (332)
                                                    ------           ------
         TOTAL STOCKHOLDERS' EQUITY                   (261)            (132)
                                                    ------           ------
                                                   $   851          $ 1,162
                                                    ======           ======

See accompanying notes to combined financial statements.

                              Thimble Square, Inc.
                        Combined Statements of Operations
                        ---------------------------------
                                     (000's)


                                                           Year ended
                                                           December 31,
                                                     --------------------
                                                    1995              1994
                                                    ----              ----

NET SALES                                        $ 3,046           $ 3,772

COST OF GOODS SOLD                                 2,505             3,109
                                                  ------            ------

  Gross profit                                       541               663

OPERATING EXPENSES
  Selling, general and administrative                517               635
  Depreciation and amortization                       65                31
                                                  ------            ------

  Income (loss) from operations                      (41)               (3)

INTEREST EXPENSE                                     111               101

OTHER INCOME                                           9                 1
                                                  ------            ------

  Income (loss) before income taxes (benefit)       (143)             (103)

INCOME TAXES (BENEFIT)                                (4)               10
                                                  ------            ------

NET INCOME (LOSS)                                $  (139)          $  (113)
                                                  ======            ======


See accompanying notes to combined financial statements.

                              Thimble Square, Inc.
                   Combined Statements of Stockholders' Equity
                     Years ended December 31, 1994 and 1995
                     --------------------------------------
                        (000's except for share amounts)


                                                                                Additional
                                                Common Stock                       Paid-in               Retained
                                           Shares           Amount                 Capital               Earnings
                                           ------           ------                 -------               --------


Balance, January 1, 1994                      866            $  86                  $  114                $ (219)

  Net income (loss)                             -                -                       -                  (113)
                                            -----             ----                  ------                ------

Balance, December 31, 1994                    866               86                     114                  (332)

  Capital contribution (Note 4)                 -                -                      10                     -
  Net income (loss)                             -                -                       -                  (139)
                                          -------          --------                -------                ------

Balance, December 31, 1995                    866            $  86                  $  124                $ (471)
                                            =====             ====                   =====                 =====


See accompanying notes to combined financial statements.

                                              Thimble Square, Inc.
                                         Combined Statements of Cash Flows
                                         ---------------------------------
                                                      (000's)

                                                                            Year ended
                                                                            December 31,
                                                                            ------------
                                                                  1995                      1994
                                                                 ------                    -----

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                            $  (139)                  $  (113)
  Adjustments to reconcile net income
    (loss) to cash provided by (used in)
    operating activities:
      Depreciation and amortization                                 65                        31
      Other                                                         10                         -
  Changes in assets and liabilities:
    Accounts receivable                                            161                       (98)
    Inventories                                                     96                       155
    Due from stockholders                                            8                       (13)
    Accounts payable                                              (146)                       34
    Accrued expenses                                                (7)                       30
    Due to stockholder                                               9                         -
    Other                                                          (12)                        -
                                                                ------                   -------
Cash provided by (used in) operating activities                     45                        26
                                                                ------                    ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                             (19)                      (49)
                                                                ------                    ------

Cash provided by (used in) investing activities                    (19)                      (49)
                                                                ------                    ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes payable                                      (62)                      (13)
  Borrowings on notes payable                                       75                        69
  Repayments of long-term debt                                     (51)                      (52)
                                                                ------                    ------

Cash provided by (used in) financing activities                    (38)                        4
                                                                ------                    ------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                             (12)                      (19)

CASH AND CASH EQUIVALENTS, at beginning of year                     18                        37
                                                                  -----                    ------

CASH AND CASH EQUIVALENTS, at end of year                      $     6                   $    18
                                                                 ======                    ======

See accompanying notes to combined financial statements.

                              Thimble Square, Inc.
                     Notes to Combined Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)      Basis of Presentation
         ---------------------

         As discussed elsewhere herein, on April 12, 1996, Innovo Group inc. ("Innovo") acquired 100% of the outstanding common stock of Thimble Square, Inc. ("the Company") and, in a concurrent transaction, the Company acquired from its stockholders a plant that it had previously leased from them. The accompanying combined financial statements have been prepared as if the Company had owned the plant for all periods presented. The plant (and depreciation expense thereon) and related mortgage debt, recorded at the stockholder/owners' historical cost, have been combined with the accounts of the Company. The lease transaction between the Company and the stockholder/owners has been eliminated in combination.

(b)      Nature and Risks of Business
         ----------------------------

         The Company manufactures and markets ladies' ready-to-wear at home, sleep and lounge wear. Its products are sold to mail order companies, retailers and through mail order distribution. The Company also provides "sew-only" manufacturing for other distributors of private-label sleep and lounge wear; in those instances, the customer provides the raw materials, and the Company manufactures the products to the customer's specifications.

         The Company operates in a single industry segment. During 1995 and 1994, one sew-only customer accounted for 57% and 28%, respectively, of the Company's net sales. One customer for the Company's products accounted for 18% of sales in 1995, and two customers accounted for 30% and 15% of net sales in 1994. The loss of any of these customers could have a material adverse effect on the Company.

         In selling its products the Company grants credit to apparel retailers and mail order distributors, and to other apparel distributors which utilize the Company for sew-only services. Accounts receivable resulting from sales of the Company's products are generally assigned to a commercial factor pursuant to a factoring agreement under which the factor generally accepts all credit risks. Such assignments are accounted for as the sale of the accounts receivable. Proceeds from the sale of accounts receivable under the agreement were $1,301,000 and $2,597,000 in 1995 and 1994, respectively. Accounts receivable from sew-only services, and from certain sales of the Company's products, are not factored. Due to the concentration of sew-only sales to one customer, credit risks for related accounts receivable is concentrated.

         The Company conducts its operations from plants in Pembroke and Baxley, Georgia. To date the Company has not experienced difficulties in obtaining needed labor.

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (continued)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(c)      Use of Estimates
         ----------------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

(d)      Inventories
         -----------
         Inventories are stated at the lower of cost, as determined by the first-in, first-out method, or market.

         Inventories consisted of the following:

                                                        December 31,
                                                        ------------
                                                  1995                1994
                                                  ----                ----
                                                           (000's)

                  Finished goods                 $  60               $  84
                  Work-in-process                   42                  83
                  Raw materials                    102                 114
                  Supplies                          49                  68
                                                  ----                ----
                                                 $ 253               $ 349
                                                  ====                ====

(e)      Property and Equipment

         Property and equipment are stated at cost. Depreciation is provided in amounts sufficient to allocate the costs of the depreciable asset to operations over their estimated useful lives using the straight line method.

         The Company leases one of its plants under a lease that contains a bargain purchase option and which is therefore accounted for as a capital lease. The asset and related lease obligation were recorded at the present value of the minimum lease payments, including the purchase option, discounted at 10% per annum. Depreciation of the asset is provided over its estimated useful life.

         On  sale  or  retirement,   the  asset  cost  and  related  accumulated
depreciation or amortization are removed from accounts, and any related gain or loss is included in the determination of income.

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (continued)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Property and equipment consisted of the following:
                                                           December 31,
                                                           ------------
                                                       1995            1994
                                                       ----            ----
                                                             (000's)

                  Building, land and
                    improvements                      $ 575           $ 575
                  Machinery and equipment               363             342
                  Furniture and fixtures                 19              21
                  Transportation equipment               22              22
                                                       ----            ----
                                                        979             960
                  Less accumulated depreciation
                    and amortization                   (450)           (385)
                                                       ----            ----
                  Net property and equipment          $ 529           $ 575
                                                       ====            ====

(f)      Revenue Recognition
         -------------------

         Revenues on the sale of the Company's products are recognized when the Company ships products to its customers. Revenues for sew-only services are recognized when the manufacturing of the customer's product is complete.

(g)      Income Taxes
         ------------

         The Company provides for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under that standard, deferred income taxes are provided for temporary differences arising from differences between financial statement and income tax basis of assets and liabilities.

(h)      Statement of Cash Flows
         -----------------------

         Cash and cash equivalents are generally comprised of highly liquid instruments with original maturities of three months or less.

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (continued)
               --------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

         Supplemental cash flow information is as follows:
                                                              Year ended
                                                             December 31,
                                                             ------------
                                                       1995                 1994
                                                       ----                 ----
                                                                (000's)

                  Cash paid for interest                105               $  105
                  Cash paid for income taxes              -                    1

         During fiscal 1994 the Company acquired equipment for long-term debt of $24,000.

(i)      New Accounting Pronouncements
         -----------------------------

         SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations.

         SFAS No. 123 "Accounting for Stock-Based Compensation" is effective for specific transactions entered into after December 15, 1995, while the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company does not expect adoption to have a material effect on its financial position or results of operations.

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (continued)
               --------------------------------------------------


NOTE 2 - NOTES PAYABLE

         Notes payable consisted of the following:

                                                          December 31,
                                                          ------------
                                                     1995                1994
                                                     ----                ----
                                                             (000's)

                  Unsecured notes payable with
                    interest at 11% per annum,
                    due May, 1996                   $  50               $  25
                  Notes payable, due, with
                    interest at 3% over the
                    prime rate, May, 1996,
                    guaranteed by the Company's
                    stockholders                       25                  25
                  Other                                43                  55
                                                     ----                ----
                                                    $ 118               $ 105
                                                     ====                ====

         The fair values of the notes payable do not differ materially from their recorded amounts.


NOTE 3 - LONG-TERM DEBT AND CAPITAL LEASE

         Long-term debt and capital lease consist of the following:

                                                          December 31,
                                                          ------------
                                                     1995                1994
                                                     ----                ----
                                                             (000's)
                  Small Business  Administration
                  loan, bearing interest at
                  2.75% over the prime rate,
                  payable in installments
                  through 2004                      $ 217               $ 235
                  First mortgage loan bearing
                  interest at 2% over the prime
                  rate, payable in installments
                  through May, 1998, final
                  maturity May, 1998                  162                 183

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (continued)
               --------------------------------------------------


NOTE 3 - LONG-TERM DEBT AND CAPITAL LEASE (concluded)

                                                           December 31,
                                                           ------------
                                                      1995                1994
                                                      ----                ----
                                                              (000's)
                  Equipment loan, bearing
                    interest at 12%, payable
                    in installments through
                    September, 1997                     16                  25
                  Capital lease obligation,
                    interest imputed at 10% per
                    annum                              229                 231
                  Other                                 -                    1
                                                      ----               -----
                                                       624                 675
                  Less current maturities               62                  51
                                                      ----               -----
                  Long-term debt and capital
                    lease, less current maturities   $ 562                $624
                                                      ====                ====

         Essentially all inventory, plant and equipment is pledged to secure one or more components of long-term debt. The Company's Small Business Administration loan is collateralized by a second lien on the Company's Pembroke plant and certain machinery and equipment. The Company's stockholders have personally guaranteed the Small Business Administration and first mortgage loans.

         Aggregate principal maturities of long-term debt and the capital lease are as follows:

                   Year ending December 31,                   Amount
                   ------------------------                   ------
                                                             (000's)

                            1996                                $ 62
                            1997                                  69
                            1998                                 148
                            1999                                  43
                            2000                                 198
                            Thereafter                           104

         The fair values of long-term debt and the capital lease do not differ materially from their recorded amounts.

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (continued)
               --------------------------------------------------


NOTE 4 - TRANSACTIONS WITH STOCKHOLDERS

         The balance due from stockholders results from cash and expense advances, and does not bear interest. In March, 1996, the balance was settled when the Company repurchased from a stockholder 266 shares of common stock at the stockholder's original cost.

         Due to stockholder represents unrepaid cash advances to the Company, which bear interest at the rate of 10% per annum.

         During fiscal 1995 certain officer/stockholders deferred their receipt of portions of their compensation. The deferred amounts remained unpaid at April 12, 1996 when the Company was acquired by Innovo. At that time the officer/stockholders forgave the unpaid amounts. Compensation expense, and an off setting capital contribution, has been recorded for these amounts.

NOTE 5 - INCOME TAXES

         The provision (benefit) for income taxes was as follows:

                                                  Year ended
                                                  December 31,
                                                  ------------
                                           1995                      1994
                                           ----                      ----
                                                       (000's)

                  Current
                    Federal               $  (4)                    $  10
                    State                     -                         -
                  Deferred
                    Federal                   -                         -
                    State                     -                         -
                                           ----                      ----
                                          $  (4)                    $  10
                                           ====                      ====

         Deferred  tax  assets  and   liabilities   result  from  the  following
differences between the financial reporting and income tax basis of assets and liabilities.

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (continued)
               --------------------------------------------------


NOTE 5 - INCOME TAXES (concluded)

                                                            December 31,
                                                            ------------
                                                       1995               1994
                                                       ----               ----
                                                               (000's)
          Deferred tax asset (liability)
            Accounts receivable                       $    6            $    4
            Inventory                                     61               100
            Property and equipment                       (23)              (26)
            Capital lease                                 (8)               (4)
            Accounts payable and accrued expenses         12                51
                                                       -----             -----
            Net deferred tax asset before valuation
             allowance                                    48               125
            Valuation allowance                          (48)             (125)
                                                       -----             -----
          Net deferred tax asset                      $    -            $    -
                                                       =====             =====

         The provision benefit for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income as a result of the following:

                                                             Year ended
                                                            December 31,
                                                            ------------
                                                       1995             1994
                                                       ----             ----
                                                              (000's)

          Tax computed at the statutory
           rate                                       $  (57)           $  (41)
          State income tax                                 -                 -
          Change in valuation allowance                   43                44
          Other                                           10                 7
                                                       -----             -----
                                                      $   (4)           $   10
                                                       =====             =====


NOTE 6 - SUBSEQUENT EVENT

         In January, 1996, the Company and Innovo executed an agreement pursuant to which the Company agreed to provide Innovo with $400,000 of sew-only services, between February, 1996 and July, 1997, in exchange for 1,200,000 shares of Innovo common stock. The Company transferred 120,000 of such shares to a third party as payment of a finder's fee on the agreement.

                              Thimble Square, Inc.
               Notes to Combined Financial Statements (concluded)


NOTE 6 - SUBSEQUENT EVENT (concluded)

         As of April 12, 1996, the date on which Innovo acquired the Company, no services had been performed. The 1,080,000 shares of Innovo common stock owned by the Company at the time of its acquisition were subsequently transferred to Innovo, which cancelled the shares.

                       Innovo Group Inc. and Subsidiaries
              Condensed Consolidated Pro Forma Financial Statements
                                   (unaudited)


Introduction


         The accompanying unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect on the Company's historical financial position and results of operations of the consummation of the acquisition of Thimble Square. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition had been consummated on February 29, 1996 and utilizes the Company's February 29, 1996 balance sheet and Thimble Square's March 31, 1996 balance sheet. The unaudited pro forma condensed consolidated statements of operations have been prepared as if the acquisition had been consummated on November 1, 1994. The pro forma statement of operations for the year ended October 31, 1995 combines the Company's statement of operations for that period with Thimble Square's statement of operations for the year ended December 31, 1995. The pro forma statement of operations for the three months ended February 29, 1996 combines the Company's statement of operations for that period with Thimble Square's statement of operations for the three months ended March 31, 1996. The following pro forma financial information reflects management's current estimate of the allocation of the purchase price, which may be revised based on the results of the appraisals discussed under Item 2 above.

         The accompanying unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the Company's future financial position or results of operations. Among other things, the unaudited pro forma condensed consolidated statement of operations reflects adjustments only for (i) the effects of certain employment contracts with certain key employees of Thimble Square and (ii) the increase in depreciation and amortization resulting from recording Thimble Square's assets at estimated fair value. Not reflected in the pro forma results of continuing operations are additional cost savings that the Company believes can be achieved through changes to Thimble Square's manufacturing operations, and through the use of Thimble Square's facilities to manufacture Innovo's products during periods of peak production. Additionally, the Company plans to use Innovo's existing marketing and sales functions to market Thimble Square's products through the Company's existing network of marketing organizations and sales representatives, and to the mass merchant customers with which the Company has existing relationships. Thimble Square previously has not made significant use of outside sales representatives, or had significant sales to Innovo's customers, and has instead relied principally on the marketing and sales efforts of its own personnel. While there can be no assurance, the Company believes that these new marketing and sales efforts could, over time, generate increases in Thimble Square's sales.

                                Innovo Group Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                                February 29, 1996
                                   (unaudited)
                                     (000's)


                                                     Innovo       Thimble       Pro Forma         Pro
                                                     Group        Square       Adjustments        Forma
                                                     -----        ------       -----------        -----
ASSETS
- ------
Current
  Cash and cash equivalents                        $    38      $      3                      $     41
  Accounts receivable                                1,354            27                         1,381
  Inventories                                        1,242           178                         1,420
  Prepaid expenses                                     482            12                           494
                                                    ------        ------                        ------
         Total current assets                        3,116           220                         3,336


Property and equipment, net                          3,556           519        1,331  [B]       5,406

Other Assets                                           830           400         (400) [A]       1,185
                                                                                  906  [B]
                                                                                 (551) [C]
                                                    ------       -------                       -------
                                                   $ 7,502       $ 1,139                       $ 9,927
                                                    ======        ======                        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Current liabilities
  Notes payable                                    $ 1,410      $    117          200  [B]     $ 1,727
  Subordinated notes payable                           185             -                           185
  Current maturities of long-term debt                 168            64                           232
  Accounts payable                                     853           216                         1,069
  Accrued expenses                                   1,258           109          200  [B]       1,567
  Deferred revenue                                       -           400         (400) [A]           -
                                                  --------        ------                      --------
         Total current liabilities                   3,874           906                         4,780
Long-term debt                                       2,154           546                         2,700
Other                                                    -            75                            75
                                                  --------        ------                        ------
         Total liabilities                           6,028         1,527                         7,555
                                                    ------        ------                        ------
Class 3 Trust                                          236             -                           236
                                                    ------       -------                        ------
Stockholders' equity
   Common stock                                         85             -           28  [B]         102
                                                                                  (11) [C]
   Stock subscription                                  118             -                           118
   Additional paid in capital                       21,174             -        1,421  [B]      22,055
                                                                                 (540) [C]
   Deficit                                         (17,713)            -                       (17,713)
   Treasury stock                                   (2,426)            -                        (2,426)
   Net assets of Thimble Square                          -          (388)         388  [B]           -
                                                  --------       -------                       -------
         Total stockholders' equity                  1,238          (388)                        2,136
                                                    ------       -------                        ------
                                                   $ 7,502       $ 1,139                       $ 9,927
                                                    ======        ======                        ======

See notes to pro forma condensed consolidated financial statements

                                Innovo Group Inc.
                        Pro Forma Condensed Consolidated
                       Statement of Continuing Operations
                           Year Ended October 31, 1995
                                   (unaudited)
                    (000's except for per share information)




                                                     Innovo       Thimble       Pro Forma        Pro
                                                     Group        Square       Adjustments       Forma
                                                     -----        ------       -----------       -----

Net sales                                          $ 5,276       $ 3,046                       $ 8,322
Cost of sales                                        3,808         2,505                         6,313
                                                    ------        ------                        ------

Gross profit                                         1,468           541                         2,009
Operating expenses
  Selling, general and administrative                2,728           517         (150) [D]       3,095
  Depreciation and amortization                        406            65          140  [E]         611
                                                    ------        ------                        ------
  Income (loss) from operations                     (1,666)          (41)                       (1,697)
Interest expense                                      (511)         (111)                         (622)
Other income                                         2,110             9                         2,119
Income tax  benefit                                      -             4           (4) [F]           -
                                                  --------       -------                      --------

Income (loss) from continuing operations           $   (67)      $  (139)                      $  (200)
                                                    ======        ======                        ======
Income (loss) from
   continuing operations per share                 $  (.03)                                    $  (.04)
                                                    ======                                      ======

Weighted average shares outstanding                  2,616                                       5,457
                                                    ======                                      ======


See notes to pro forma condensed consolidated financial statements

                                Innovo Group Inc.
                        Pro Forma Condensed Consolidated
                       Statement of Continuing Operations
                      Three Months Ended February 29, 1996
                                   (unaudited)
                    (000's except for per share information)




                                                     Innovo       Thimble       Pro Forma         Pro
                                                     Group        Square       Adjustments        Forma
                                                     -----        ------       -----------        -----

Net sales                                          $ 1,319         $ 367                        $1,686
Cost of sales                                          732           285                         1,017
                                                      ----          ----                        ------

Gross profit                                           587            82                           669
Operating expenses
  Selling, general and administrative                  652           160          (44) [D]         768
  Depreciation and amortization                         90            14           37  [E]         141
                                                     -----        ------                        ------
  Income (loss) from operations                       (155)          (92)                         (240)
Interest expense                                      (121)          (24)                         (145)
Other income                                           115           -                             115
                                                      -----      -------                          ----

Income (loss) from continuing operations          $   (161)      $  (116)                      $  (270)
                                                   =======        ======                        ======
Income (loss) from
   continuing operations per share                 $  (.02)                                    $  (.03)
                                                    ======                                      ======

Weighted average shares outstanding                  6,716                                       9,372
                                                    ======                                      ======


See notes to pro forma condensed consolidated financial statements

                                Innovo Group Inc.
                          Notes to Pro Forma Condensed
                        Consolidated Financial Statements
                                   (unaudited)


Note 1 - Basis of Presentation

         Reference is made to the "Introduction" at page F-16.


Note 2 - Pro Forma Adjustments

         The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         [A]      To eliminate  the  intercompany  balances (a prepaid  asset of
                  Innovo  Group,   and  deferred   revenue  of  Thimble  Square)
                  resulting from the January, 1996 manufacturing agreement.


         [B] To reflect the acquisition of Thimble Square and the allocation of the purchase price on the basis of the fair values of the assets acquired and the liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of Thimble Square are as follows:

                                                                      (000's)
                                                                      -------

                  Components of purchase price
                    Innovo Group common stock                        $ 1,400
                    Thimble Square notes payable                         200
                    Finder's fee (paid in common stock)                   49
                    Acquisition costs                                    200
                                                                      ------
                                                                     $ 1,849
                                                                     =======
                  Allocation of purchase price
                    Net assets of Thimble Square                    $   (388)
                    Increase in property and equipment to
                     fair value                                        1,331
                    Increase (decrease) in other assets to
                     fair value
                      Innovo Group common stock               191
                      Other assets                            (40)
                      Goodwill                                755
                                                            -----
                                                              906        906
                                                                         ---
                                                                     $ 1,849
                                                                     =======



         [C] To reflect the Innovo Group common stock owned by Thimble Square as a reduction of consolidated stockholders' equity (reflected as a reduction of common stock and paid in capital because the shares will be transferred to Innovo Group and retired).

                                Innovo Group Inc.
                          Notes to Pro Forma Condensed
                  Consolidated Financial Statements - concluded
                                   (unaudited)



Note 2 - Pro Forma Adjustments (concluded)

         The pro forma adjustments to the condensed consolidated statement of continuing operations are as follows:


         [D] To adjust costs and expenses to reflect the termination of certain personnel and certain fringe benefits, and the changes in the salaries of other personnel, effected concurrently with the acquisition.


         [E] To adjust depreciation and amortization to reflect the adjusted bases of Thimble Square's assets. Goodwill resulting from the acquisition will be amortized over a period of 10 years.

         [F]      To adjust income tax expense.